Exhibit 32.2

Certification of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2020, (the “Quarterly Report”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”), the undersigned hereby certifies in his capacity as an officer of the Company that to such officer’s knowledge:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Sean Moran
Dated: August 31, 2020		Sean Moran
Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)